Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 22, 2021, with respect to the consolidated financial statements and financial statement schedule III – Consolidated Real Estate and Accumulated Depreciation of Kite Realty Group Trust and subsidiaries, and the effectiveness of internal control over financial reporting, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Indianapolis, Indiana

August 23, 2021